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                                                                    Exhibit 4.10
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                                  Member-Patron
                             Subordination Agreement
                       (Subordination of Required Deposit)


         The undersigned Member-Patron of Unified Western Grocers, Inc. ("Unified Western") acknowledges that pursuant to the APPLICATION AND AGREEMENT FOR SERVICE AFFILIATION AS A MEMBER-PATRON WITH UNIFIED WESTERN GROCERS, INC. AND PLEDGE AND SECURITY AGREEMENT ("Membership Agreement") executed by the undersigned and pursuant to Unified Western's Bylaws and its rules, regulations and policies for the servicing of accounts, the undersigned is required to maintain a deposit account or deposit accounts with Unified Western in at least such amount (the "Required Deposit") as may from time to time be established by Unified Western.

         In consideration of financial accommodation given, to be given or continued to be given to the undersigned by Unified Western and in consideration of Unified Western's servicing of the undersigned's account and in compliance with rules and regulations for the servicing of accounts as established by Unified Western, the undersigned agrees:

                  (A) that any and all deposit accounts which the undersigned now has or may in the future have with Unified Western are and shall be partially subordinated deposit account(s) ("Deposit Account" or "Deposit Accounts") which shall in all respects except as modified by this Subordination Agreement continue to be governed by and subject to the Membership Agreement and all provisions thereof regarding deposits and deposit accounts; and

                  (B) that all Deposit Accounts of the undersigned are non-transferable without the consent of Unified Western, which will normally be withheld, and may be withheld in Unified Western's absolute discretion, and have been and are hereby assigned and pledged to Unified Western as security for the full and prompt payment and performance of any and all contracts, agreements, obligations or liabilities of the undersigned, or any of them, to Unified Western, or any of its subsidiaries, existing at any time, including but not limited to full and prompt compliance by the undersigned, and each of them, with any and all requirements and obligations regarding the use, care and return of equipment and other property of Unified Western, or any of its subsidiaries, now or hereafter in the possession or under the control of the undersigned, or any of them.

         Further, in consideration of financial accommodation given, to be given or continued to be given to the undersigned by Unified Western, and in consideration of Unified Western's servicing of the undersigned's account, and in consideration of the providing of financing to Unified Western by the holders of Senior Indebtedness as hereinafter defined, and in order to induce such financing, the undersigned agrees that that portion of each Deposit Account which consists of the Required Deposit shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness. "Senior Indebtedness" means all indebtedness, liabilities or obligations of Unified Western, contingent or

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otherwise, whether existing on the date of execution of this Subordination
Agreement or thereafter incurred, (A) in respect of borrowed money; (B) evidenced by bonds, notes, debentures or other instruments of indebtedness; (C) evidenced by letters of credit, bankers' acceptances or similar credit instruments; (D) in respect of Capitalized Lease Obligations; (E) in respect of the deferred purchase price of property or assets (whether real, personal, tangible or intangible) or in respect of any mortgage, security agreement, title retention agreement or conditional sale contract; (F) in respect of any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to provide interests rate protection; (G) in respect of all indebtedness, liabilities or obligations of others of any of the types referred to in clauses (A) through (F) for which Unified Western is responsible or liable as obligor, guarantor or otherwise or in respect of which recourse may be had against any of the property or assets (whether real, personal, tangible or intangible) of Unified Western; and (H) in respect of all modifications, renewals, extensions, replacements and refundings of any indebtedness, liabilities or obligations of any of the types described in clauses (A) through
(G); provided, however, that the term "Senior Indebtedness" shall not mean any indebtedness, liabilities or obligations of Unified Western, contingent or otherwise, whether existing on the date of execution of this Subordination Agreement or thereafter incurred, (i) to trade creditors arising or incurred in the ordinary course of Unified Western's business, (ii) in respect of any redemption, repurchase or other payments on capital stock, (iii) in respect of Patrons' Deposits, or (iv) in respect of Patronage Dividend Certificates.

         For purposes of the foregoing definition, "Capitalized Lease Obligations" means the discounted present value of the rental obligations of any person or entity under any lease of any property which, in accordance with generally accepted accounting principles, has been recorded on the balance sheet of such person or entity as a capitalized lease; "Patrons' Deposits" means the deposits from time to time required to be made or maintained with Unified Western by its patrons or customers in accordance with the Bylaws of Unified Western in effect from time to time or in accordance with the policies for the servicing of accounts of patrons or customers established from time to time by Unified Western, and any deposits from time to time made or maintained with Unified Western by its patrons or customers in excess of such required deposits; and "Patronage Dividend Certificates" means any notes, revolving fund certificates, retain certificates, certificates of indebtedness, patronage dividend certificates or any other written evidences of indebtedness of Unified Western at any time outstanding which evidence the indebtedness of Unified Western respecting the distribution by Unified Western of patronage dividends.

         That portion of each Deposit Account which consists of the Required Deposit shall be subordinate and junior in right of payment to all Senior Indebtedness in the following respects:

                  (1) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization, arrangement or other similar proceedings in connection therewith, relative to Unified Western or to its creditors, as such, or to its property or assets (whether real, personal, tangible or intangible), or in the event of any proceedings for voluntary liquidation, dissolution or other winding up of Unified Western, whether or not involving insolvency or bankruptcy, then the holders of Senior Indebtedness shall be entitled


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         to receive payment in full of all Senior Indebtedness (whether accrued prior or subsequent to the commencement of such case or proceedings) before the undersigned is entitled to receive any payment with respect to that portion of any Deposit Account which consists of the Required Deposit, and to that end (but subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred herein upon the Senior Indebtedness and the holders thereof with respect to that portion of any Deposit Account which consists of the Required Deposit and the undersigned by a lawful plan of reorganization under applicable bankruptcy law) the holders of Senior Indebtedness shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, or by set off or otherwise, which may be payable or deliverable in any such proceedings in respect of that portion of any Deposit Account which consists of the Required Deposit (other than securities which are subordinate and junior in right of payment, at least to the extent provided herein with respect to the Required Deposit, to the payment of all Senior Indebtedness then outstanding) and the undersigned irrevocably authorizes and empowers such holders of Senior Indebtedness to demand, sue for, collect and receive any such payment or distribution and to receipt therefor, and to file all such claims and take all such action, in the name of the undersigned or otherwise, as such holders of Senior Indebtedness may determine to be necessary or appropriate for the enforcement of these subordination provisions, and the undersigned will also execute and deliver such instruments confirming such authorizations and such powers of attorney, proofs of claim, assignments of claim and other instruments as may be requested by such holders of Senior Indebtedness in order to enable such holders to enforce any and all claims upon or in respect of that portion of any Deposit Account which consists of the Required Deposit; and upon any such insolvency or bankruptcy proceedings, receivership, liquidation, reorganization, arrangement or other similar proceedings, or voluntary liquidation, dissolution or other winding up, any payment or distribution of assets of Unified Western of any kind or character, whether in cash, property or securities or by set off or otherwise (other than securities which are subordinate and junior in right of payment, at least to the extent provided herein with respect to the Required Deposit, to the payment of all Senior Indebtedness then outstanding) to which the undersigned would be entitled, except for the provisions hereof, shall be paid by Unified Western or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution directly to the holders of Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of Senior Indebtedness held by such holder) or their representatives, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness;

                  (2) In the event that any default shall occur and be continuing with respect to the payment of Senior Indebtedness, unless payment in full shall have first been made on all Senior Indebtedness or such default with respect to such Senior Indebtedness shall have been cured or waived in accordance with the terms of such Senior Indebtedness, no payment shall be made with respect to that portion of any Deposit Account which consists of the Required Deposit (including

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         any such payment which would cause such default and including any payment in connection with the acquisition by Unified Western of the Required Deposit for cash or property other than capital stock of Unified Western); and

                  (3) In the event that any default (other than those referred to in paragraph (2) above) shall occur and be continuing with respect to any Senior Indebtedness permitting the holders of such Senior Indebtedness to accelerate the maturity thereof, unless payment in full shall have first been made on all Senior Indebtedness or such default with respect to such Senior Indebtedness shall have been cured or waived in accordance with the terms of such Senior Indebtedness, all payments with respect to that portion of any Deposit Account which consists of the Required Deposit (including any such payment which would cause such default and including any payment in connection with the acquisition by Unified Western of the Required Deposit for cash or property other than capital stock of Unified Western) shall be suspended during any period:

                           (a) of 180 days after the giving of written notice of
                  such default by the holders of Senior Indebtedness to Unified Western; provided, that only one such notice shall be given pursuant to this clause (3)(a) in any 12 consecutive months; or

                           (b) in which judicial proceedings shall be pending in
                  respect of such default, a notice of acceleration of the maturity of such Senior Indebtedness shall have been transmitted to Unified Western in respect of such default and such judicial proceedings shall be diligently pursued in good faith.

         In the event that any payment or other distribution is made to or received by the undersigned in contravention of the provisions of paragraphs
(1), (2) and/or (3) above, then such payment or other distribution shall be held by the undersigned for the benefit of, and shall be paid over and delivered to, the holders of Senior Indebtedness (pro rata as their interests shall appear) or to their representative or the trustee under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness then due and payable in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

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         The undersigned Member-Patron has duly executed this Subordination
Agreement this date and by such execution agrees that each and all of the covenants, terms and provisions of this Subordination Agreement shall be effective and binding on the undersigned Member-Patron from and after this date.


Dated:________________

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                                                        Member-Patron


                                          By:   ________________________________

                                          Its:  ____________________________

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